News Release
Date: October 24, 2022

Euronet Amends and Extends its Unsecured Revolving Credit Facility

LEAWOOD, Kansas — October 24, 2022 — Euronet Worldwide, Inc. (NASDAQ: EEFT), a leading global electronic payments provider and distributor, today announced the Company has amended its unsecured revolving credit facility to increase the facility from $1.030 billion to $1.250 billion.  The Company also extended the maturity date by approximately four years from October 17, 2023, to October 24, 2027, with a syndicate of domestic and international financial institutions.

The amended credit facility transitions the benchmark interest rate from LIBOR to the recommended replacement benchmark for each applicable currency. The facility contains a $250 million sublimit for the issuance of letters of credit (with $150 million committed), a $75 million sublimit for U.S. dollar swingline loans and a $75 million sublimit for swingline loans made in euro or British pounds. All other terms remain substantially the same as the existing credit facility.

“We are pleased that our existing banking partners recognize the continued strength of our financial position by providing additional commitments in this uncertain economic environment,” stated Rick Weller, Executive Vice President and Chief Financial Officer of Euronet Worldwide, Inc. “The increased capacity will allow us the flexibility to fund our strategic growth initiatives and ultimately we believe will deliver additional value to our shareholders.”

About Euronet Worldwide, Inc.

Euronet Worldwide is a leading global financial technology solutions and payments provider. The Company offers payment and transaction processing solutions to financial institutions, retailers, service providers and individual consumers. These services include comprehensive ATM, POS and card outsourcing services, card issuing and merchant acquiring services, software solutions, cash-based and online-initiated consumer-to-consumer and business-to-business money transfer services, and electronic distribution of prepaid mobile phone time and other prepaid products.

Euronet's global payment network is extensive - including 51,437 ATMs, approximately 590,000 EFT POS terminals and a growing portfolio of outsourced debit and credit card services which are under management in 65 countries; card software solutions; a prepaid processing network of approximately 777,000 POS terminals at approximately 352,000 retailer locations in 63 countries; and a global money transfer network of approximately 509,000 locations serving 188 countries and territories. With corporate headquarters in Leawood, Kansas, USA, and 66 worldwide offices, Euronet serves clients in approximately 200 countries and territories. For more information, please visit the Company's website at  www.euronetworldwide.com.

Forward-Looking Statements

Statements contained in this news release that concern Euronet's or its management's intentions, expectations, or predictions of future performance, are forward-looking statements. Euronet's actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including: conditions in world financial markets and general economic conditions, including impacts from the COVID-19 pandemic; inflation; the war in the Ukraine and the related economic sanctions; our ability to successfully integrate the operations of Piraeus Merchant Services; economic conditions in specific countries and regions; technological developments affecting the market for our products and services; our ability to successfully introduce new products and services; foreign currency exchange rate fluctuations; the effects of any breach of our computer systems or those of our customers or vendors, including our financial processing networks or those of other third parties; interruptions in any of our systems or those of our vendors or other third parties; our ability to renew existing contracts at profitable rates; changes in fees payable for transactions performed for cards bearing international logos or over switching networks such as card transactions on ATMs; our ability to comply with increasingly stringent regulatory requirements, including anti-money laundering, anti-terrorism, anti-bribery, consumer and data protection and the European Union's General Data Privacy Regulation and Second Payment Service Directive requirements; changes in laws and regulations affecting our business, including tax and immigration laws and any laws regulating payments, including dynamic currency conversion transactions; changes in our relationships with, or in fees charged by, our business partners; competition; the outcome of claims and other loss contingencies affecting Euronet; the cost of borrowing (including fluctuations in interest rates), availability of credit and terms of and compliance with debt covenants; and renewal of sources of funding as they expire and the availability of replacement funding. These risks and other risks are described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained via the SEC's Edgar website or by contacting the Company. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, Euronet does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. The Company regularly posts important information to the investor relations section of its website.

For further information regarding this release, please contact:

Euronet Worldwide, Inc.

Stephanie Taylor

staylor@euronetworldwide.com
(913) 327-4200